UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2024

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6940 Columbia Gateway Dr., Suite 470, Columbia MD, 21046
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Agreement and Plan of Merger

As previously announced, on August 8, 2024, GSE Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nuclear Engineering Holdings LLC, a Delaware limited liability company (“Parent”), and Gamma Nuclear Merger Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company with the Company continuing as a wholly owned subsidiary of Parent (the “Merger”). The Company’s board of directors (the “Board”), by unanimous vote, determined that it was advisable and in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “GSE Common Stock”)(other than shares owned by the Company, Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub or by stockholders of the Company who have properly and validly exercised their statutory appraisal rights in accordance with Section 262 of the Delaware General Corporation Law) will be cancelled and extinguished and automatically converted into the right to receive cash in a fixed amount (the “Merger Consideration”).

On October 20, 2024, the Company, Parent and Merger Sub entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”) to increase the Merger Consideration. The Amendment increases the Merger Consideration to be received by GSE stockholders from $4.10 per share to $4.60 per share, subject to applicable tax withholdings. Simultaneously with the execution of the Amendment, Pelican Energy Partners Base Zero LP and Pelican Energy Partners Base Zero (Parallel) LP (collectively, “Pelican”) entered into an amended and restated equity commitment letter with Parent obligating Pelican to fund the increased Merger Consideration contemplated by the Amendment.

The foregoing description of the Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment, which is included in this Current Report as Exhibit 10.1, and incorporated herein by reference.

Item 8.01.	Other Events.

Adjourned Special Meeting

In order to allow holders of GSE Common Stock entitled to vote as of the record date, September 16, 2024, sufficient time to consider the amended Merger Consideration and vote their shares on the Merger, the Board announced that on October 25, 2014 at 11:00 a.m. Eastern Time, the Company will, in accordance with the Bylaws of the Company and the Merger Agreement, convene and then immediately adjourn the Special Meeting to October 29, 2024 at 9:00 a.m. Eastern Time via live webcast on the Internet at www.virtualshareholdermeeting.com/GVP2024SM. At the reconvened meeting, the Company will be authorized to transact any business which might have been transacted at the original meeting.

Press Release

On October 21, 2024, the Company and Parent issued a joint press release announcing their entry into the Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Amended Revised Takeover Proposal Not Likely to Lead to Superior Proposal

As previously disclosed, on Tuesday, October 1, 2024, the Company received a non-binding, unsolicited letter from a third party (“Company Z”) that stated Company Z was prepared to offer $5.50 to $5.75 per share of GSE Common Stock to acquire the Company. On Monday, October 14, 2024, Company Z submitted a substantially revised proposal (the “Revised Proposal”). On October 18, 2024, the Company notified Company Z that the GSE Board of Directors was unable to conclude that the Revised Proposal was likely to lead to a Superior Proposal (as defined in the Merger Agreement).

At approximately 5:30 p.m. Eastern Time on October 18, 2024, Company Z submitted an amended revised non-binding proposal (the “Amended Revised Proposal”). The Amended Revised Proposal increased Company Z’s proposed equity investment to approximately $12,200,000. Company Z provided that such investment would be used to acquire newly issued shares of convertible preferred stock (“New Convertible Preferred Stock”) on the terms set forth under Item 8.01 of the Company’s Current Report on Form 8-K filed on October 18, 2024, but that the purchase price would be reduced from $5.50 per share to $4.50 per share (i.e. the Company would receive less per share and Company Z would receive more shares). Company Z proposed that the increased investment would facilitate a self-tender for at least 884,558 shares of GSE Common Stock at $4.50 per share. The balance of the investment would be used to pay accrued accounts payable and other past due obligations, transaction expenses (including legal fees and investment banking fees), redeem one of two Common Stock Purchase Warrants issued by the Company to Lind Global Partners II L.P., and satisfy other liabilities of the Company. Company Z further provided that it would “back stop” the short-term working capital needs of the Company. At approximately 11:01 p.m. Eastern Time on October 19, 2024, Company Z provided a letter responding to the reasons for rejecting the Amended Proposal set forth under Item 8.01 of the Company’s Current Report on Form 8-K filed on October 18, 2024. Following the Amendment to the Merger Agreement, the Board considered the Amended Revised Proposal and the October 19 letter from Company Z. The Board concluded that the Amended Revised Proposal was unlikely to lead to a Superior Proposal (as defined in the Merger Agreement).

IN CONSULTATION WITH THE COMPANY’S LEGAL AND FINANCIAL ADVISORS, AND IN LIGHT OF THE AMENDMENT TO THE MERGER AGREEMENT, THE BOARD OF DIRECTORS OF THE COMPANY REAFFIRMED ITS RECOMMENDATION THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE MERGER AGREEMENT WITH PARENT (AN AFFILIATE OF PELICAN ENERGY PARTNERS) AT THE OCTOBER 29, 2024 SPECIAL MEETING OF STOCKHOLDERS.

Item 9.01.	Financial Statements and Exhibits.

10.1	First Amendment to Agreement and Plan of Merger, dated October 20, 2024.
99.1	Press Release, dated October 21, 2024.

Additional Information About the Proposed Transaction and Where to Find It

This Current Report on Form 8-K relates to the proposed transaction involving the Company. In connection with the proposed transaction, on September 16, 2024, the Company filed the Definitive Proxy Statement with the SEC. The Definitive Proxy Statement was first sent to GSE stockholders on September 16, 2024. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Company’s stockholders can obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to GSE’s Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046 (telephone: (410) 970-7800). The Company maintains an internet site at www.gses.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this Current Report.

Participants in the Solicitation of Proxies

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on May 24, 2024, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on April 2, 2024 (as amended on April 2, 2024, and April 29, 2024), and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions.

Forward-Looking Statements and Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the Merger is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to the disruption of management’s attention from GSE’s ongoing business operations due to the Merger; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: October 21, 2024	/s/ Emmett Pepe
Emmett Pepe
Senior Vice President and Chief Financial Officer

Exhibit 10.1

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of October 20, 2024, is made by and entered into by and among Nuclear Engineering Holdings LLC, a Delaware limited liability company (“Parent”), Gamma Nuclear Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and GSE Systems, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub, and the Company are referred to herein each individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 8, 2024 (as amended, the “Merger Agreement”);

WHEREAS, the Parties desire to amend the Merger Agreement, in accordance with Section 8.1 of the Merger Agreement, to increase the Merger Consideration as hereinafter provided; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.	Amendments. Section 2.1(b) of the Merger Agreement is hereby amended by deleting the reference to “$4.10 per Share” and replacing it with “$4.60 per Share”.

2.
Ratification and Confirmation.  Notwithstanding the provisions of Section 1 hereof, this Amendment shall not be deemed to amend, alter or in any way affect any other provisions or obligations contained in the Merger Agreement.  All such other provisions of and obligations under the Merger Agreement are hereby ratified and confirmed and shall remain in full force and effect for all purposes under the Merger Agreement.

3.	Merger Agreement. Article VIII of the Merger Agreement is hereby incorporated mutatis mutandis and hereby made a part of this Amendment.

4.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one document.  Delivery of a copy of this Amendment bearing an original signature by facsimile transmission by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date first written above.

COMPANY:

GSE SYSTEMS, INC.

By:	/s/ Emmett Pepe
Name:	Emmet Pepe
Title:	Chief Financial Officer

PARENT:

NUCLEAR ENGINEERING HOLDINGS LLC

By:	/s/ Sam Veselka
Name:	Sam Veselka
Title:	Secretary

MERGER SUB:

GAMMA NUCLEAR MERGER SUB LLC

By:	/s/ Sam Veselka
Name:	Sam Veselka
Title:	Secretary

Exhibit 99.1

GSE Solutions and Pelican Energy Partners Announce Amendment to Merger Agreement Providing for Increase in Merger Consideration to $4.60 Per Share

COLUMBIA, MD – October 21, 2024 – GSE Solutions (“GSE Systems, Inc.” or “GSE”) (Nasdaq: GVP), a leader in advanced engineering solutions that supports the future of clean-energy production and decarbonization initiatives of the power industry, announced today that it has entered into an amendment to the merger agreement with an affiliate of Pelican Energy Partners, which was previously announced on August 8, 2024. Pursuant to the amended merger agreement, GSE’s common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $4.60 per share in cash. This represents an increase of approximately 12.2% over the $4.10 of per share merger consideration previously agreed to by GSE and Pelican. In addition, the new per share merger consideration represents a premium of approximately 69% over the closing price of the GSE common stock as of August 7, 2024, the last trading day on NASDAQ prior to public announcement of the merger agreement and a premium of approximately 29% over the average 30-day volume weighted average price as of such date.

GSE also announced that, as of October 18, 2024, the Company held proxies representing 1,733,340 shares of stock (49.93% of the issued and outstanding shares) FOR the Merger. The Board of Directors encourages all remaining stockholders to vote FOR the MERGER. As part of the amended merger agreement, GSE and Pelican agreed that GSE would adjourn the special meeting of GSE stockholders to October 29, 2024 at 9 a.m. Eastern Time via live webcast on the Internet at www.virtualshareholdermeeting.com/GVP2024SM. The record date remains September 16, 2024.

The GSE Board of Directors Encourages ALL Stockholders to
VOTE FOR the Merger

Vote Your Shares Today

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-5837 (from the U.S. and Canada)
or at +1 (412) 232-3651 (from other countries)

ABOUT GSE SOLUTIONS

Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering offer highly specialized training, engineering design, program compliance, and simulation to that reduce risk and optimize plant operations. With more than 1,100 installations and hundreds of customers in over 50 countries, GSE delivers operational excellence. www.gses.com

Additional Information About the Proposed Transaction and Where to Find It

More detailed information regarding the merger is set forth in the Definitive Proxy Statement filed with the SEC and mailed to stockholders on September 16, 2024, as further supplemented. GSE stockholders can obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about GSE, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to GSE’s Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046 (telephone: (410) 970-7800). The Company maintains an internet site at www.gses.com.

BEFORE MAKING ANY VOTING DECISION, GSE STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Participants in the Solicitation of Proxies

GSE and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding GSE’s directors and executive officers is available in GSE’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on May 24, 2024, GSE’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on April 2, 2024 (as amended on April 2, 2024, and April 29, 2024), and in other documents filed by GSE with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the Merger is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to the disruption of management’s attention from GSE’s ongoing business operations due to the Merger; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Media Contact
Sunny DeMattio
GSE Solutions
Director of Marketing & Communications
sunny.demattio@gses.com
Direct: +1 410.970.7931

Investor Contact
Adam Lowensteiner
Vice President
Lytham Partners
gvp@lythampartners.com
Direct: +1 646.829.9702

###